Exhibit 99.1

FOR IMMEDIATE RELEASE

Wednesday August 13, 2003

CLAYTON WILLIAMS ENERGY, INC ANNOUNCES

SECOND QUARTER EARNINGS

Midland, Texas, August 13, 2003 — Clayton Williams Energy, Inc.  (NASDAQ—NMS:CWEI) today reported net income for the second quarter of 2003 of $6.3 million, or $.67 per share, as compared to net income of $1.3 million, or $.14 per share, for the second quarter of 2002.  Cash flow from operations was $40.6 million compared to $11.8 million during the same period in 2002.

For the six months ended June 30, 2003, the Company reported net income of $22.6 million, or $2.40 per share, compared to a net loss of $1.7 million, or $.18 per share, for the six months ended June 30, 2002.  Cash flow from operations during the first six months of 2003 was $69.7 million compared to $14.6 million for the same period in 2002.

The Company cited improved product prices and substantially higher gas production as the main contributors to the increase in earnings.  For the second quarter 2003, oil and gas sales increased 129% to $43 million as compared to $18.8 million in 2002.  Realized gas prices increased 73% from $2.64 to $4.57, and oil prices increased 16% from $22.38 to $25.91.  The 2003 prices include realized net losses on hedging transactions totaling $6.6 million, or $.81 per Mcf of gas and $2.34 per Bbl of oil, as compared to net hedging losses of $2.7 million, or $.52 per Mcf of gas and $2.37 per Bbl of oil, for the same period in 2002.

Gas production for the second quarter increased 108% to 7 Bcf, or 77,209 Mcf per day, from 3.4 Bcf, or 37,099 Mcf per day, in 2002.  This increase was derived primarily from the Cotton Valley Reef Complex area in east Texas and from south Louisiana. Oil and natural gas liquids (NGL) production for the 2003 quarter declined 5% to 434,000 Bbls, or 4,770 Bbls per day, from 457,000 Bbls, or 5,022 Bbls per day, in 2002.

Dry hole and abandonment costs were $8.9 million in the second quarter of 2003, as compared to $2.5 million in the 2002 period.  Included in the current period were dry hole costs of $6 million related to the Muse-Patranella Gas Unit #1 in Robertson County, Texas, and $900,000 related to the abandonment of a nonproductive sand in the State Lease 3279 #1 well in Plaquemines Parish, Louisiana.

More . . . .

Other income for the second quarter of 2003 included a $2.4 million loss related to  fixed-price gas contracts that were terminated in April.

An investor’s conference call is scheduled for August 14, 2003 at 1:30 CDT, and will be available live on the Internet.  The link to the conference call is posted on the Company’s Web page at http://www.claytonwilliams.com.  The call will remain posted for replay for up to 90 days afterward.

Clayton Williams Energy, Inc. is an independent energy company located in Midland, Texas.

Certain statements contained herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”).  Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements.  Such factors include, among others, the following:  the volatility of oil and gas prices, the Company’s drilling results, the Company’s ability to replace short-lived reserves, the availability of capital resources, the reliance upon estimates of proved reserves, operating hazards and uninsured risks, competition, government regulation, the ability of the Company to implement its business strategy, and other factors referenced in the Company’s public filings with the Securities and Exchange Commission.

Contact:

Lajuanda Holder	Mel G. Riggs

Director of Investor Relations

Chief Financial Officer

(432) 688-3419	(432) 688-3431
e-mail: cwei@claytonwilliams.com
website: www.claytonwilliams.com

TABLES AND SUPPLEMENTAL INFORMATION FOLLOW . . .

CLAYTON WILLIAMS ENERGY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2003	2002		2003	2002
REVENUES
Oil and gas sales	$43,049	$18,797		$91,746	$37,415
Natural gas services	2,254	1,418		4,302	2,617
Total revenues	45,303	20,215		96,048	40,032

COSTS AND EXPENSES
Lease operations	6,679	4,850		14,250	10,020
Exploration:
Abandonments and impairments	8,932	2,514		13,394	8,743
Seismic and other	1,612	1,902		3,964	3,610
Natural gas services	2,049	1,181		3,989	2,175
Depreciation, depletion and amortization	10,653	6,747		21,224	13,826
Accretion of abandonment obligations	155 (a)	—		306 (a)	—
General and administrative	3,190	1,948		4,930	3,823
Total costs and expenses	33,270	19,142		62,057	42,197
Operating income (loss)	12,033	1,073		33,991	(2,165)

OTHER INCOME (EXPENSE)
Interest expense	(861)	(891)		(1,853)	(1,852)
Gain (loss) on sales of property and equipment	222	60		213	69
Change in fair value of derivatives	(2,707)	52		742	(660)
Other	(392)	1,584		(117)	1,705
Total other income (expense)	(3,738)	805		(1,015)	(738)
Income (loss) before income taxes	8,295	1,878		32,976	(2,903)
Income tax expense (benefit)	1,984	611		10,544	(1,098)
Income (loss) from continuing operations	6,311	1,267		22,432	(1,805)
Cumulative effect of accounting change, net of tax	—	—		207 (a)	—
Income from discontinued operations, net of tax	—	81	(b)	—	139 (b)
NET INCOME (LOSS)	$6,311	$1,348		$22,639	$(1,666)

Net income (loss) per common share:
Basic:
Income (loss) from continuing operations	$0.68	$0.14		$2.41	$(0.20)
Net income (loss)	$0.68	$0.15		$2.43	$(0.18)

Diluted:
Income (loss) from continuing operations	$0.67	$0.14		$2.38	$(0.20)
Net income (loss)	$0.67	$0.14		$2.40	$(0.18)

Weighted average common shares outstanding:
Basic	9,319	9,236		9,311	9,219
Diluted	9,447	9,375		9,445	9,219

Total comprehensive income (loss)	$9,274	$1,728		$25,602	$(8,366)

CLAYTON WILLIAMS ENERGY, INC.
CONSOLIDATED BALANCE SHEETS

(Unaudited)
(In thousands)

ASSETS

	June 30,	December 31,
	2003	2002
CURRENT ASSETS
Cash and cash equivalents	$15,718	$5,676
Accounts receivable:
Oil and gas sales, net	19,990	14,426
Joint interest and other, net	2,581	3,714
Affiliates	317	223
Inventory	1,412	2,141
Deferred income taxes	720	524
Prepaids and other	6,484	5,215
	47,222	31,919
PROPERTY AND EQUIPMENT
Oil and gas properties, successful efforts method	638,469	617,320
Natural gas gathering and processing systems	16,572	16,203
Other	12,147	11,918
	667,188	645,441
Less accumulated depreciation, depletion and amortization	(484,877)	(466,815)
Property and equipment, net	182,311	178,626
OTHER ASSETS
Deferred income taxes	—	6,594
Investments and other	2,211	1,853
	2,211	8,447

	$231,744	$218,992

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable:
Trade	$21,593	$22,440
Oil and gas sales	12,922	8,274
Affiliates	1,529	1,257
Current maturites of long-term debt	1,308	—
Fair value of derivatives	8,133	12,917
Accrued liabilities and other	2,249	5,874
	47,734	50,762

NON-CURRENT LIABILITIES
Long-term debt	74,196	94,949
Deferred income taxes	5,336	—
Other	9,647 (c)	4,500 (c)
	89,179	99,449

STOCKHOLDERS’ EQUITY:
Preferred stock, par value $.10 per share	—	—
Common stock, par value $.10 per share	932	928
Additional paid-in capital	73,231	72,787
Retained earnings	25,655	3,016
Accumulated other comprehensive income (loss)	(4,987)	(7,950)
	94,831	68,781

	$231,744	$218,992

CLAYTON WILLIAMS ENERGY, INC.

 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)
(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2003	2002	2003	2002
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$6,311	$1,348	$22,639	$(1,666)
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation, depletion and amortization	10,653	6,747	21,224	13,826
Exploration costs	8,932	2,514	13,394	8,743
Gain on sales of property and equipment	(222)	(60)	(213)	(69)
Deferred income taxes	1,984	611	10,544	(1,098)
Non-cash employee compensation	416	(44)	347	(69)
Change in fair value of derivatives	3,638	5	(225)	403
Accretion of abandonment obligations	155	—	306	—
Cumulative effect of accounting change, net of tax	—	—	(207)	—
Non-cash effect of discontinued operations, net of tax	—	87	—	167
Other	118	514	231	623

Changes in operating working capital:
Accounts receivable	6,910	(629)	(4,525)	(1,680)
Accounts payable	3,314	2,002	10,005	(3,126)
Other	(1,609)	(1,264)	(3,841)	(1,417)
Net cash provided by operating activities	40,600	11,831	69,679	14,637

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property and equipment	(17,943)	(14,338)	(36,237)	(33,967)
Proceeds from sales of property and equipment	246	4,116	249	4,125
Other	(119)	(22)	(312)	(69)
Net cash used in investing activities	(17,816)	(10,244)	(36,300)	(29,911)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt	—	3,900	—	22,000
Repayments of long-term debt	(21,441)	—	(23,441)	—
Proceeds from sale of common stock	—	—	104	—
Repurchase and cancellation of common stock	—	(135)	—	(648)
Net cash provided by financing activities	(21,441)	3,765	(23,337)	21,352

NET INCREASE (DECREASE) IN CASH
AND CASH EQUIVALENTS	1,343	5,352	10,042	6,078

CASH AND CASH EQUIVALENTS
Beginning of period	14,375	3,582	5,676	2,856

End of period	$15,718	$8,934	$15,718	$8,934

Clayton Williams Energy, Inc.
Summary Production and Price Data
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2003	2002	2003	2002
Average Daily Production:
Natural Gas (Mcf):
Austin Chalk (Trend)	3,686	3,820	3,947	3,912
Cotton Valley Reef Complex	48,836	23,029	50,111	22,488
Louisiana	20,241	4,545	18,873	3,283
New Mexico / West Texas	1,823	2,029	1,761	1,831
Other	2,623	3,676	2,225	3,773
Total	77,209	37,099	76,917	35,287

Oil (Bbls):
Austin Chalk (Trend)	2,819	3,435	2,819	3,605
Louisiana	634	87	627	85
New Mexico / West Texas	781	756	718	788
Other	74	52	63	41
Total	4,308	4,330	4,227	4,519

Natural gas liquids (Bbls):
Austin Chalk (Trend)	145	532	201	472
New Mexico / West Texas	167	151	152	144
Other	150	9	150	8
Total	462	692	503	624

Total Production:
Natural Gas (MMcf)	7,026	3,376	13,922	6,387
Oil (MBbls)	392	394	765	818
Natural gas liquids (MBbls)	42	63	91	113
Gas Equivalents (MMcfe)	9,630	6,118	19,058	11,973

Average Realized Prices:
Gas ($/Mcf):
Before hedging	$5.38	$3.16	$5.81	$2.72
Hedging gain (loss)	(0.81)	(0.52)	(0.90)	0.12
Combined	$4.57	$2.64	$4.91	$2.84

Oil ($/Bbl):
Before hedging	$28.25	$24.75	$30.42	$22.39
Hedging gain (loss)	(2.34)	(2.37)	(2.96)	(1.03)
Combined	$25.91	$22.38	$27.46	$21.36

Natural gas liquids ($/Bbl)	$18.81	$13.68	$22.03	$12.45

CLAYTON WILLIAMS ENERGY, INC.
Notes to tables and supplemental information

(a) Effective January 2003, the Company adopted Statement of Financial Accounting Standards (“SFAS”) No. 143 “Accounting for Asset Retirement Obligations”.

(b) Pursuant to the requirements of SFAS No. 144 “Accounting for Impairment or Disposal of Long-Lived Assets”, the historical operating results from the Wharton County properties, sold in 2002, have been reported as discontinued operations.  Certain adjustments have been made to conform with current period presentations.

(c) Non-current liabilites - other includes the following:

	June 30,	December 31,
	2003	2002
	(In thousands)
Abandonment obligations	$8,647	$3,500
Production payment obligations	1,000	1,000
	$9,647	$4,500

Certain reclassifications in 2002 have been made to conform to current period presentations.